EXHIBIT 99.1

TF Financial Corporation Reports First Quarter 2010 Results and Quarterly Dividend

NEWTOWN, Pa., April 29, 2010 (GLOBE NEWSWIRE) -- TF Financial Corporation (Nasdaq:THRD) today reported net income of $717,000 ($0.28 per diluted share) for the first quarter of 2010, compared with $1,020,000 ($0.41 per diluted share) for the first quarter of 2009. The Company also announced that its Board of Directors had declared a quarterly dividend of $0.20 per share, payable May 14, 2010 to shareholders of record on May 10, 2010.

Results for the current quarter included:

  Net income decreased by $303,000 or 29.7% compared with the first quarter of 2009. Diluted earnings per share were $0.28, a $0.13 or 31.7% decrease from the first quarter of 2009. Dividends paid per share were $0.20 during both the first quarter of 2010 and 2009.
  Pre-tax income was $895,000 during the quarter, down $470,000 from the first quarter of 2009, mainly the result of the $296,000 increase in the provision for loan losses during 2010 and non-recurring gain on sale of investments of $190,000 which occurred during the first quarter of 2009.
  Net interest income was $5,832,000 which was a $53,000 or 0.9% increase over the fourth quarter of 2009, and a $313,000 or 5.7% increase over the first quarter of 2009. Similarly, the Company's net interest margin expanded to 3.60% compared with 3.45% during the fourth quarter of 2009, and 3.28% during the first quarter of 2009. While the yields on the Company's interest-earning assets fell modestly since the first quarter of 2009, the cost of its interest bearing liabilities, mainly deposits, fell at a faster pace.
  The provision for loan losses was $961,000 during the quarter compared with $1,025,000 during the fourth quarter of 2009 and $665,000 during the first quarter of 2009. Because economic conditions in the Philadelphia region as they affect commercial real estate have remained soft, and certain of the Company's borrowers with delayed, unleased or unsold commercial real estate development projects have experienced financial difficulties, the Company has steadily increased its allowance for loan losses to $6,165,000 or 1.16% of loans at quarter end, a 39.3% increase over the $4,425,000 balance at March 31, 2009.
  Non-performing loans were $14,174,000 at quarter end compared with $8,285,000 at December 31, 2009. This increase was mainly caused by the delinquency of two loans with a combined balance of $5.9 million to a single borrower, secured by undeveloped commercial real estate. Foreclosed property at March 31, 2010 comprised three parcels of real estate with a combined carrying value of $1,150,000. Total non-performing assets were 2.14% of total assets compared with 1.34% at year end 2009.
  Loans outstanding were $531.1 million, a $4.8 million or 0.9% decrease during the quarter, reflecting repayments in the Company's construction loan portfolio and reduced consumer mortgage and home equity loan demand. Similarly, mortgage loans originated for sale were $6.1 million compared with $12.3 million during the first quarter of 2009.
  Deposit growth continued during the quarter. At quarter end, total deposits were $553.4 million, compared with $552.7 million at December 31, 2009, and $504.5 million at March 31, 2009.

Commenting on the performance of the Company, President Kent C. Lufkin stated that, "We continue to see evidence that we are in a severe recessionary period. Many business and consumer customers are experiencing difficulty in this economy. As a result, we have seen an increase in our non-performing assets and criticized loans. We still have strong core earnings and have made substantial contributions to our loan loss reserve. We are working diligently to manage the problem loans within our portfolio. Those inevitable problems are counterbalanced by the overall excellent performance of our consumer loan portfolio, the continued growth and strength of our Retail Banking deposit gathering operation, the absence of problems in our investment portfolio, and the dedication and hard work of our seasoned, professional staff."

TF Financial Corporation is a holding company whose principal subsidiary is Third Federal Bank, which operates 14 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey. In addition, the Bank's website can be found at www.thirdfedbank.com. Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time.   The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED
	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009

EARNINGS SUMMARY

Interest income	$ 8,675	$ 8,932	$ 9,120	$ 9,228	$ 9,317
Interest expense	2,843	3,153	3,381	3,649	3,798
Net interest income	5,832	5,779	5,739	5,579	5,519
Loan loss provision	961	1,025	650	590	665
Non-interest income	761	1,240	796	1,439	935
Non-interest expense	4,737	4,465	4,420	4,776	4,424
Income taxes	178	369	353	430	345
Net income	$ 717	$ 1,160	$ 1,112	$ 1,222	$ 1,020

PER SHARE INFORMATION

Earnings per share, basic	$ 0.28	$ 0.46	$ 0.44	$ 0.48	$ 0.41
Earnings per share, diluted	$ 0.28	$ 0.46	$ 0.44	$ 0.48	$ 0.41

Dividends paid	$ 0.20	$ 0.20	$ 0.20	$ 0.20	$ 0.20

FINANCIAL RATIOS

Annualized return on average assets	0.41%	0.64%	0.62%	0.68%	0.57%
Annualized return on average equity	4.01%	6.61%	6.28%	7.07%	6.08%
Efficiency ratio	84.11%	74.49%	75.11%	74.30%	76.42%

AVERAGE BALANCES

Loans	$ 529,817	$ 532,190	$ 535,358	$ 542,569	$ 545,097
Mortgage-backed securities	81,839	90,434	100,482	104,491	109,377
Investment securities	53,282	45,996	41,849	38,060	39,458
Other interest-earning assets	6,728	10,358	2,027	2,011	501
Total earning assets	671,666	678,978	679,716	687,131	694,433
Non-earning assets	41,204	37,440	37,463	38,517	34,984
Total assets	712,870	716,418	717,179	725,648	729,417

Deposits	549,257	548,436	530,064	518,374	494,969
FHLB advances and other borrowed money	82,536	89,126	107,746	128,620	157,928
Total interest bearing liabilities	631,793	637,562	637,810	646,994	652,897
Non-interest bearing liabilities	8,611	9,213	9,065	9,302	8,471
Stockholders' equity	72,466	69,643	70,304	69,352	68,049
Total liabilities & stockholders' equity	$ 712,870	$ 716,418	$ 717,179	$ 725,648	$ 729,417

SPREAD AND MARGIN ANALYSIS

Average yield on:
Loans	5.59%	5.57%	5.66%	5.66%	5.70%
Mortgage-backed securities	4.79%	4.90%	4.62%	4.97%	5.14%
Investment securities	4.12%	4.00%	4.09%	3.99%	3.90%
Other interest-earning assets	0.06%	0.08%	0.00%	0.00%	0.00%
Total interest-earning assets	5.32%	5.29%	5.39%	5.45%	5.50%

Average cost of:
Deposits	1.47%	1.61%	1.79%	1.89%	2.06%
FHLB advances and other borrowed money	4.17%	4.16%	3.64%	3.77%	3.30%
Total interest-bearing liabilities	1.82%	1.96%	2.10%	2.26%	2.36%

Interest rate spread	3.50%	3.33%	3.29%	3.19%	3.14%
Net interest margin	3.60%	3.45%	3.42%	3.32%	3.28%

NON-INTEREST INCOME DETAIL

Service fees, charges and other	$ 529	$ 480	$ 464	$ 597	$ 437
Bank-owned life insurance	172	175	171	170	160
Gain/loss on sale investments	--	456	--	116	190
Gain on sale of loans	60	129	127	253	148
Gain on sale of real estate	--	--	34	303	--

NON-INTEREST EXPENSE DETAIL

Salaries and benefits	$ 2,700	$ 2,725	$ 2,601	$ 2,645	$ 2,671
Occupancy	759	696	756	708	710
Professional fees	228	205	195	183	273
Advertising	120	87	118	116	148
Deposit insurance	194	206	182	511	21
Other	736	546	568	613	601

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	PERIOD ENDED
	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
DEPOSIT INFORMATION

Non-interest checking	$ 41,757	$ 37,288	$ 38,100	$ 41,078	$ 36,123
Interest checking	51,991	52,988	47,377	49,593	47,365
Money market	142,791	141,286	131,197	120,163	100,481
Savings	98,948	96,061	97,795	104,385	108,518
CD's	217,938	225,093	217,480	215,871	212,028

OTHER INFORMATION

Per Share

Book value (a)	$ 28.43	$ 28.31	$ 28.33	$ 27.63	$ 27.35
Tangible book value (a)	$ 26.74	$ 26.60	$ 26.61	$ 25.91	$ 25.64
Closing market price	$ 18.76	$ 18.97	$ 18.75	$ 17.71	$ 18.19

Balance Sheet

Total loans	$ 531,137	$ 535,949	$ 535,645	$ 545,712	$ 545,980
Cash and cash equivalents	16,339	12,801	4,401	6,262	3,896
Mortgage-backed securities	78,412	81,931	98,188	101,171	105,678
Investment securities	57,837	50,749	44,348	41,947	38,451
Total assets	715,948	714,090	711,849	724,497	723,925
Total deposits	553,425	552,716	531,949	531,090	504,515
FHLB advances and other borrowed money	81,738	80,241	99,744	111,132	141,576
Stockholders' equity	72,422	71,874	71,550	69,672	68,901

Asset Quality

Non-performing loans	$ 14,174	$ 8,285	$ 3,098	$ 3,039	$ 3,486
Allowance for loan losses	$ 6,165	$ 5,215	$ 4,292	$ 4,970	$ 4,425
Net charge-offs	$ 11	$ 102	$ 1,328	$ 45	$ 95
Reserves to gross loans	1.16%	0.97%	0.80%	0.91%	0.81%
Non-performing loans to gross loans	2.67%	1.55%	0.58%	0.56%	0.64%
Non-performing loans to total assets	1.98%	1.16%	0.44%	0.42%	0.48%
Foreclosed property	$ 1,150	$ 1,279	$ 999	$ 1,130	$ 2,164
Foreclosed property to total assets	0.16%	0.18%	0.14%	0.16%	0.30%
Non-performing assets to total assets	2.14%	1.34%	0.58%	0.58%	0.78%

Statistical

Shares outstanding (000's) (a)	2,547	2,539	2,526	2,522	2,519
Number of branch offices	14	14	14	14	14
Full time equivalent employees	177	177	172	173	177

(a) Excludes 130,000, 133,000, 138,000, 141,000 and 144,000 unallocated employee stock ownership plan shares at March 31, 2010, December 31, 2009, September 30, 2009, June 30, 2009 and March 31, 2009, respectively.
CONTACT:  TF Financial Corporation
          Dennis R. Stewart, EVP/CFO
          (215) 579-4000